Exhibit 99.1

IREN Announces Proposed Convertible Notes Offering

NEW YORK, May 11, 2026 (GLOBE NEWSWIRE) – IREN Limited (NASDAQ: IREN) (“IREN”) today announced its intention to offer, subject to market and other conditions, $2 billion aggregate principal amount of convertible senior notes due 2033 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). IREN also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $300 million principal amount of notes.

Description of notes

The notes will be senior, unsecured obligations of IREN, will accrue interest payable semi-annually in arrears and will mature on December 1, 2033, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. IREN will settle conversions by paying or delivering, as the case may be, cash, its ordinary shares or a combination of cash and its ordinary shares, at its election.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at IREN’s option, on or after June 6, 2030 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of IREN’s ordinary shares exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require IREN to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Use of proceeds

IREN intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions, as described below. IREN intends to use the remainder of the net proceeds for general corporate purposes and working capital. If the initial purchasers exercise their option to purchase additional notes, IREN intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions, as described below.

Capped call transactions

In connection with the offering of the notes, IREN expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments, the number of ordinary shares of IREN that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then IREN expects to enter into additional capped call transactions with the option counterparties.

PROCEED WITH PURPOSE.	1

The capped call transactions are expected generally to reduce the potential dilution to IREN’s ordinary shares upon any conversion of the notes and/or offset any potential cash payments IREN is required to make in excess of the principal amount of converted notes, as the case may be, with such offset and/or reduction subject to a cap price. If, however, the market price per ordinary share of IREN, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions. In addition, the capped call transactions will be solely cash settled until IREN receives shareholder approval to repurchase its ordinary shares pursuant to the terms of the capped call transactions or is otherwise permitted to repurchase its ordinary shares pursuant to the terms of the capped call transactions under the laws of its jurisdiction of incorporation. The Company retains flexibility to seek and/or renew such approval from time to time during the terms of the capped call transactions at a general meeting or future annual general meeting.

IREN has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to IREN’s ordinary shares and/or purchase the ordinary shares of IREN concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of IREN’s ordinary shares or the notes at that time. Any such trades by the option counterparties or their respective affiliates would be on a principal basis and without any agreement, arrangement or understanding between, or with, IREN on how those parties would hedge their own positions.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to IREN’s ordinary shares and/or purchasing or selling IREN’s ordinary shares or other securities of IREN in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity date of the notes and (y) following any early conversion of the notes or any repurchase of the notes by IREN on any fundamental change repurchase date, any redemption date or any other date on which the notes are repurchased by IREN, in each case if IREN exercises the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of IREN’s ordinary shares or the notes, which could affect the ability of noteholders to convert the notes, and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the notes, it could affect the number of IREN’s ordinary shares and value of the consideration that noteholders will receive upon conversion of the notes.

Unwind of existing capped call transactions

In connection with the issuance of IREN’s 3.50% Convertible Senior Notes due 2029, IREN entered into capped call transactions (the “2029 capped call transactions”) with certain financial institutions (the “2029 option counterparties”). In connection with the issuance of IREN’s 3.25% Convertible Senior Notes due 2030, IREN entered into capped call transactions (the “2030 capped call transactions”) with certain financial institutions (the “2030 option counterparties”). Concurrently with the pricing of the notes, IREN expects to enter into agreements with the 2029 option counterparties and/or 2030 option counterparties to terminate a portion of the 2029 capped call transactions and/or 2030 capped call transactions, as the case may be. IREN refers to any 2029 option counterparties and 2030 option counterparties with whom IREN enters into such agreements as “unwinding option counterparties.” In connection with any such termination of any of the 2029 capped call transactions, or 2030 capped call transactions IREN has been advised that the unwinding option counterparties and/or their respective affiliates may enter into or unwind various derivatives with respect to IREN’s ordinary shares and/or buy or sell IREN’s ordinary shares concurrently with or shortly after pricing of the notes. Such activity could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of IREN’s ordinary shares, including concurrently with the pricing of the notes, which could affect the trading price of the notes and the initial conversion price of the notes. IREN cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or IREN’s ordinary shares and the corresponding effect on the initial conversion price of the notes.

The offer and sale of the notes and any of IREN’s ordinary shares issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any of IREN’s ordinary shares issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction (including the United States and Australia) in which such offer, sale or solicitation would be unlawful.

PROCEED WITH PURPOSE.	2

About IREN

IREN is a vertically integrated AI Cloud provider, delivering large-scale data centers and GPU clusters for AI training and inference. IREN’s platform is underpinned by its expansive portfolio of grid-connected land and power in renewable-rich regions across North America, Europe and APAC.

Contacts

Investors
ir@iren.com

Media
media@iren.com

PROCEED WITH PURPOSE.	3

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering and the intended use of the proceeds. Forward-looking statements represent IREN’s current expectations, beliefs, and projections regarding future events and are subject to known and unknown uncertainties, risks, assumptions and contingencies, many of which are outside IREN’s control and that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of IREN’s ordinary shares and risks relating to IREN’s business, including those described in periodic reports that IREN files from time to time with the SEC. IREN may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds after funding the cost of entering into the capped call transactions as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and IREN does not undertake any obligation to update the forward-looking statements included in this press release for subsequent developments, except as may be required by law. For a further discussion of factors that could cause IREN’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in IREN’s Annual Report on Form 10-K for the year ended June 30, 2025 and other risks described in documents filed by IREN from time to time with the Securities and Exchange Commission.

PROCEED WITH PURPOSE.	4